Exhibit 10.22

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) is made and entered into as of June 1, 2023 (the “Effective Date”), by and among M. Arkin (1999) Ltd. (“Arkin”) and the additional purchasers listed in Exhibit A attached hereto (each of Arkin and such additional purchasers, a “Purchaser” and collectively the “Purchasers”) and Medigus Ltd. (“Medigus”) and the additional sellers listed in Exhibit A-1 attached hereto (each of Medigus and such additional sellers, a “Seller” and collectively the “Sellers”).

WHEREAS, each Seller owns shares of common stock of ScoutCam Inc., a Nevada corporation (the “Company”), par value US$0.001 per share (the “Common Stock”), in such number as set forth opposite such Sellers’s name on Exhibit A-1 hereto, in an aggregate amount of 2,022,964 shares of Common Stock (collectively, “Transferred Shares”), and each Seller desires to sell such shares of Common Stock to the Purchasers, in accordance with the allocation set forth in Exhibit A hereto, subject to the terms and conditions of this Agreement (the “Sale”).

Now, therefore, the parties hereby agree as follows.

1. SALE AND PURCHASE OF SHARES. On the Effective Date and subject to the terms and conditions of this Agreement, each Seller hereby sells to the Purchasers, and the Purchasers hereby purchase from such Seller, severally and not jointly, in accordance with the allocation set forth in Exhibit A hereto, such Seller’s portion of the Transferred Shares, as set forth opposite such Sellers’s name on Exhibit A-1 hereto, in consideration for the payment by the Purchasers to IBI Trust Management (the “Paying Agent”) for the benefit of the Sellers, in accordance with the Paying Agent Agreement (as defined below) of a purchase price of $3.00 per share, as set forth opposite such Sellers’s name on Exhibit A-1 hereto, and for an aggregate purchase price of $6,068,892 (the “Purchase Price”). The term “Transferred Shares” shall include all the Transferred Shares sold under this Agreement. Each Purchaser shall deposit its respective portion of the Purchase Price with the Paying Agent for the benefit of the Sellers according to the terms of that certain Paying Agent Agreement, by and among the Paying Agent, the Purchasers and the Sellers, of even date herewith (the “Paying Agent Agreement”), and such deposit shall be deemed deposited with the Sellers. By depositing the Purchase Price with the Paying Agent, such Purchaser shall have fulfilled its obligation to pay the Purchase Price in consideration for the Transferred Shares.

2. CLOSING.

2.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof or such other time as agreed in writing by Arkin and Medigus, remotely via the exchange of documents and signatures, provided that the conditions set forth herein has been satisfied or waived (other than conditions and deliverables which, by their nature, are to be satisfied and/or delivered at the Closing). At the Closing, all transactions set forth in this Section 2 shall be deemed to have occurred simultaneously and no action shall be deemed effective until all actions have been completed or waived.

2.2 Deliveries by Sellers.

(a) Each Seller shall deliver to the Company and the Company’s transfer agent, on or prior to Closing, with respect to Transferred Shares registered with the Company’s transfer agent (i.e. Transferred Shares which are not held at a brokerage account), (i) any stock certificate(s) representing the Transferred Shares, if in such Seller’s possession, or otherwise authorizes the Company to remove any such stock certificate(s) from escrow for cancellation and reissuance, as applicable, (ii) a dully executed and completed Instruction Letter, in the form attached hereto as Exhibit B, and (iii) dully executed and completed Stock Power, in the form attached hereto as Exhibit B-1, transferring such Seller’s portion of the Transferred Shares to the applicable Purchaser.

(b) Each Seller shall deliver to the Purchasers, on or prior to Closing, a dully executed copy of the Paying Agent Agreement, by the Sellers.

(c) Each applicable Seller, with respect to Transferred Shares held at a brokerage account, as indicated in Exhibit A-1 attached hereto, shall cause the transfer of such Transferred Shares to the account of the applicable Purchaser, as set forth in Exhibit C, and shall deliver to such Purchaser, a transfer confirmation.

(d) In addition, Medigus shall deliver to Arkin on or prior to Closing, a dully executed letter providing for the resignation of Ronen Rosenblum from the Company’s board of directors, effective as of the Closing.

2.3 Deliveries by Purchasers. Each Purchaser shall deliver to Sellers on or prior to Closing, a dully executed copy of the Paying Agent Agreement, by such Purchaser. At the Closing, each Purchaser shall deliver such Purchaser’s portion of the Purchase Price, as set forth opposite such Purchaser’s name on Exhibit A hereto, by wire transfer of immediately available funds to the account designated in the Paying Agent Agreement.

2.4 Deliveries of Stock Certificate(s). Each Seller shall instruct the Company and the Company’s transfer agent: (a) cancel any stock certificates issued to Seller representing the Transferred Shares and (b) issue duly executed stock certificates evidencing the Transferred Shares in each Purchaser’s name for any Transferred Shares registered with the Company’s transfer agent.

2.5 Termination of Voting Agreement. Medigus and Arkin hereby confirm and agree that that certain Voting Agreement, dated as of May 18, 2020, by and between the Company, Medigus and the Purchaser, shall terminate effective as of the Closing and shall have no further force and effect.

2.6 Transfer Fees. The Sellers shall be responsible for, and shall pay, any fees payable to the Company’s transfer agent in connection with the Sale, unless such fees are paid in full by the Company.

2.7 Tax; Tax Withholding. Each Party shall be exclusively responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement. Anything herein to the contrary notwithstanding, the Paying Agent shall be entitled to deduct and withhold from the Purchase Price otherwise payable to each Seller under the terms of this Agreement, such amounts as the Purchaser is required to deduct and withhold with respect to the making of such payment under applicable tax law at a rate of thirty percent (30%), unless such Seller provides the Purchasers and the Paying Agent a valid tax certificate issued by the Israeli Tax Authority, stating that no withholding, or reduced withholding, of tax is required in connection with the payment of the Purchase Price from the Purchaser and the Paying Agent to such Seller pursuant to this Agreement or providing any other instructions regarding tax withholding, in a form and substance acceptable to the Purchasers and the Paying Agent, prior to the Effective Date, in which case the taxes shall not be withheld, or shall be withheld at the applicable reduced rate and the balance of the Purchase Price, not so withheld shall be paid to such Seller. For the avoidance of doubt, a valid tax certificate pursuant to the Israel Income Tax Regulations (Withholding from Payments for Services or Assets), 5737-1977 (“Services and Assets Certificate”), shall be deemed a valid tax certificate. Any taxes duly withheld, if any, will be deemed, for the purposes of this Agreement, as having been paid to the applicable Seller by the Purchasers and shall be transferred by the Paying Agent to the Israel Tax Authority.

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3. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser represents and warrants, solely with respect to such Purchaser, to the Sellers, as follows:

3.1 Authorization. Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase for Own Account for Investment. Purchaser is purchasing its portion of the Transferred Shares for Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Transferred Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Transferred Shares to any individual, corporation, partnership, trust, limited liability company, association or other entity (a “Person”), there are no contracts, understandings or other arrangements, written or oral, relating in any way to the Transferred Shares other than this Agreement (including, without limitation, regarding any purchase or other distribution of the Transferred Shares), no Person other than Purchaser has any beneficial ownership of any of the Transferred Shares and Purchaser has not engaged in any discussions, and is not acting in concert, with any Person with respect to any such sale, disposition or beneficial ownership. Purchaser has not been organized for the purpose of acquiring the Transferred Shares.

3.3 Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement do not and will not contravene or constitute an event of default under or violation of, or be subject to penalties under, (a) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which Purchaser is a party, or (b) any judgment, injunction, order, decree or other instrument binding upon Purchaser, except where such contravention, default, violation or failure to obtain a consent, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to perform fully any material obligation which Purchaser has or will have under this Agreement.

3.4 Accredited Investor. Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

3.5 Purchaser’s Qualifications. Purchaser has access to information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Transferred Shares. By reason of Purchaser’s business or financial experience, Purchaser is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of the Transferred Shares. Furthermore, Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of this investment indefinitely.

3.6 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the Transferred Shares.

3.7 Securities Law Restrictions on Transfer. Purchaser understands that Purchaser may not transfer any Transferred Shares unless such Transferred Shares are registered under the Securities Act or qualified under any applicable securities laws or unless exemptions from such registration and qualification requirements are available. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Transferred Shares in the amounts or at the times proposed by Purchaser. Purchaser acknowledges that, because the Transferred Shares have not been registered under the Securities Act, the Transferred Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby under the Securities Act.

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4. REPRESENTATIONS AND WARRANTIES OF SELLERS. Each Seller represents and warrants, solely with respect to such Seller, to the Purchasers, as follows:

4.1 Title to Transferred Shares. The Transferred Shares sold by such Seller hereunder, when issued were, and remain, fully paid, duly authorized and validly issued in compliance with all applicable federal and state securities laws. Seller is the sole and exclusive owner of such Seller’s portion of the Transferred Shares, as set forth opposite such Sellers’s name on Exhibit A-1 hereto, and it has valid marketable title to the Transferred Shares and the right and authority to sell and transfer the Transferred Shares to the Purchasers, pursuant to this Agreement and without any third party consent. The Transferred Shares are free and clear of any pledge, lien, security interest, encumbrance, claim or other equitable or security interest of any kind, or any other right of any third party (“Security Interest”) other than restrictions on transfer imposed by federal and state securities laws. There are no proxies and/or powers of attorney applying to the Transfer Shares sold by such Seller hereunder. Upon the transfer of such Seller’s portion of the Transferred Shares in accordance with the provisions of this Agreement, the Purchasers will acquire valid marketable title to such portion of the Transferred Shares, free and clear of any Security Interest, other than restrictions on transfer imposed by federal and state securities laws.

4.2 Consents. All consents, approvals, waivers, authorizations and orders required for the execution and delivery of this Agreement and the Transfer under this Agreement have been obtained and are in full force and effect. Seller is not required to obtain any other consent, approval, permit, declaration, registration or authorization of, or make any filing with, any person (either an individual or any entity), in connection with the execution and performance of this Agreement or the consummation of the transactions contemplated hereunder. The transfer of the Transferred Shares pursuant to this Agreement is not subject to any right of first refusal, preemptive, tag-along or other comparable obligations or restrictions that have not been properly waived or complied with.

4.3 Transfer for Own Account. Seller is selling the Transferred Shares for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of the Transferred Shares within the meaning of the Securities Act. No portion of the Purchase Price will be received indirectly by the Company.

4.4 No General Solicitation. At no time has Seller presented Purchasers with or solicited Purchasers through any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the Sale.

4.5 No Broker-Dealer. Seller has not effected the Sale by or through a broker-dealer in any public offering.

4.6 Authority. Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Transferred Shares hereunder. Seller, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be. This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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4.7 Sophisticated Seller. Seller: (a) is an individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Transferred Shares, and (c) has independently and without reliance upon Purchasers, and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Seller represents that in making its decision to sell the Transferred Shares to the Purchasers, the Seller has not in any way relied upon any representations or statements of the Purchaser, other than the representations and warranties of the Purchasers set forth in Section 3, and the Purchasers have not in any way influenced or attempted to influence the Seller in such respect. The Seller further represents that it has fully and completely satisfied itself with respect to the process it has conducted for making an independent and informed assessment of the economic viability of the transactions hereunder, including any inquiries with the Company reasonably deemed advisable for such purpose. The Seller is fully capable of assessing the value of the Transferred Shares and has consulted with its own attorney regarding legal matters concerning the sale of the Transferred Shares pursuant to the terms of this Agreement. Seller acknowledges that neither Purchasers nor their affiliates or agents is acting as a fiduciary or financial or investment adviser to Seller, and that neither Purchasers nor their affiliates or agents have given Seller any investment advice, opinion or other information on whether the sale of the Transferred Shares is prudent. Seller acknowledges that (i) Purchasers or their affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Transferred Shares (“Seller Excluded Information”) and (ii) Seller has determined to sell the Transferred Shares notwithstanding its lack of knowledge of the Seller Excluded Information. Seller acknowledges the price for the Shares may significantly appreciate or depreciate over time and by agreeing to sell the Transferred Shares to Purchasers pursuant to this Agreement, Seller is giving up the opportunity to sell the Transferred Shares at a possible higher price in the future. Seller understands that Purchasers will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.

4.8 Compliance with Securities Laws. Assuming the representations made by Purchasers in this Agreement are true and correct, Seller represents that the Transferred Shares are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and any other applicable securities laws.

4.9 Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) will be in compliance with all applicable agreements to which Seller is a party and/or that govern the rights and obligations of the Transferred Shares, (ii) will not violate or result in the breach by Seller of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to any provision or restriction of any loan, mortgage, lien, agreement, contract, instrument, order, judgment, award, decree, or any other restriction of any kind or character, in each case applicable to the Transferred Shares and/or Seller, and (iii) will not result in any violation or default under any provision of any law, rule or regulation applicable to the Transferred Shares and/or the Seller, including, without limitation, all applicable federal and state securities laws.

4.10 Tax Matters. Seller has reviewed with his own tax advisors the tax consequences of this sale of the Transferred Shares and the transactions contemplated by this Agreement. Seller is relying solely on such advisors and not on any statements or representations of Purchasers, or any counsel, advisor or agent of Purchasers.

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5. RELEASE.

5.1 Release of Claims. To the fullest extent permitted by law, each Seller on behalf of itself and its successors, assigns, heirs, executors, administrators and beneficiaries (each a “Releasor”) acknowledges and confirms that effective immediately, Releasor fully, and forever releases (the “Release”) and will have no claims whatsoever against the Company and each Purchaser, their affiliated companies, successors and assigns, past and present directors, officers, employees, agents, representatives, affiliates, stockholders, partners, members, managers, attorneys, insurers, heirs, and all persons acting by, through, under or in concert with them, or any of them, jointly and severally (collectively, the “Released Parties”), of and from any and all past, present and future disputes, claims, controversies, demands, allegations, rights, actions and causes of action of every kind and nature actions, in law or in equity, suits, agreements, covenants, promises, damages, obligations, liabilities, losses, costs or expenses, direct or indirect, of any kind or nature whatsoever, known or unknown, fixed or contingent, state or federal, under common law, statute or regulation, liquidated or unliquidated, suspected or unsuspected, claimed or concealed, at and through the date hereof, by reason of any act, cause, matter or thing whatsoever, arising out of or relating to (I) any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the Effective Date, including any matters arising out of or in any way connected with any relationship of such Seller with the Company or any of the other Released Parties and any agreements or arrangements occurring, existing or entered into by such Seller and the Company or any of the other Released Parties at any time up to and including the Effective Date, and\or (II) the Sale (collectively, the “Released Matters”).

5.2 Covenant Not to Sue. Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any judicial, quasi-judicial or arbitral proceeding of any kind against the Released Parties, based upon any Released Matter.

5.3 Third Party Beneficiary. It being agreed and acknowledged that the Company is a third-party beneficiary to this Section 5 and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party to this Agreement.

6. GENERAL PROVISIONS.

6.1 Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. No Seller may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Purchasers.

6.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with to the laws of the State of Israel, disregarding its conflict of laws rules. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court located in Tel Aviv-Jaffa, Israel and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

6.3 Confidentiality. Each Seller agrees that it will keep confidential and will not disclose or use for any purpose any information about the terms of this Agreement and the transactions contemplated hereby, except as may be required by law, provided that the disclosing party promptly notifies the other parties hereto in advance of such disclosure and agrees to cooperate to take reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the aforesaid, upon signing of this Agreement, Medigus may issue a press release, which content shall be mutually agreed upon with Arkin, in good faith.

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6.5 Notices. All notices required or permitted to be given to a party pursuant to this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person, or (b) three (3) business days after deposit in the mail by certified mail (return receipt requested).

6.6 Entire Agreement; Titles and Headings. This Agreement and the documents referred to herein, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

6.7 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, then all parties agree to substitute such provision(s) through good faith negotiations.

6.8 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

6.9 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered as an attachment to an e-mail and upon such delivery, a copy of the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.10 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the parties under this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, each Seller and each Purchasers have each executed this Stock Transfer Agreement, as of the Effective Date.

SELLERS:

Medigus Ltd.

By:	/s/ Eli Yoresh	/s/ Liron Carmel
Name:	Eli Yoresh	Liron Carmel
Title:	Chairman	CEO

Address:	10 Hanechoshet St. Tel Aviv, Israel

Eli Yoresh
/s/ Eli Yoresh

Address:	* * *

L.I.A. Pure Capital Ltd.

By:	/s/ Kfir Silberman
Name:	Kfir Silberman
Title:	CEO

Address:	20 Raul Walenberg St. Tel Aviv, Israel

Cheli Menashe
/s/ Cheli Menashe

Address:

IN WITNESS WHEREOF, each Seller and each Purchasers have each executed this Stock Transfer Agreement, as of the Effective Date.

PURCHASERS:

M. Arkin (1999) Ltd.

By:	/s/ Nir Arkin
Name:	Nir Arkin, CEO
Title:

Address:

The Phoenix Insurance Company Ltd.

By:	/s/ Dan Kerner
Name:	Dan Kerner
Title:	Head of Nostro

Address:

Shotfut Menayot Israel – Phoenix Amitim

By:	/s/ Arie Halevi
Name:	Arie Halevi
Title:	Head of Israel Equity – Shotfut Menayot Israel – Pheonix Amitim

Address:

Benad Goldwasser
/s/ Benad Goldwasser

Address:	* * *

Yehu Ofer
/s/ Yehu Ofer

Address:	* * *

IN WITNESS WHEREOF, each Seller and Purchasers have each executed this Stock Transfer Agreement, as of the Effective Date.

PURCHASERS:

Lior Prosor
/s/ Lior Prosor

Address:	* * *

EXHIBIT A

PURCHASERS

Purchaser	Number of Shares of Common Stock	Purchase Price
Arkin	1,391,965	$4,175,894
The Phoenix Insurance Company Ltd	65,000	$195,000
Shotfut Menayot Israel – Phoenix Amitim	368,333	$1,104,999
Benad Goldwasser	150,000	$450,000
Yehu Ofer	14,333	$42,999
Lior Prosor	33,333	$100,000
Total	2,022,964	$6,068,892

EXHIBIT A-1

sellers

Seller	Number of Shares of Common Stock	Transferee	Aggregate Purchase Price

Medigus	1,924,575 (of which 1,000 shares are held at a brokerage account)	Arkin – 1,293,576 (of which 1,000 shares are held at a brokerage account)	$5,773,725
		The Phoenix Insurance Company Ltd – 65,000
		Shotfut Menayot Israel – Phoenix Amitim – 368,333
		Benad Goldwasser – 150,000
		Yehu Ofer – 14,333
		Lior Prosor – 33,333
Eli Yoresh	11,156 (all of which are held at a brokerage account)	Arkin	$33,468
L.I.A. Pure Capital Ltd	78,900 (all of which are held at a brokerage account)	Arkin	$236,700
Cheli Menashe	8,333	Arkin	$24,999
Total	2,022,964	-	$6,068,892

EXHIBIT B

Instruction Letter Form

EXHIBIT B-1

Stock Power Form

EXHIBIT C

Arkin’s broker account:

* * *